Exhibit 10.1

INGERSOLL-RAND PLC
INCENTIVE STOCK PLAN OF 2018

GLOBAL STOCK OPTION AWARD AGREEMENT
DATED AS OF [GRANT DATE] ("GRANT DATE")

Ingersoll-Rand plc (the “Company”) hereby grants to [insert name] (“Participant”) a non-qualified stock option (the “Option”) to purchase [insert number of shares subject to Option] ordinary shares of the Company (the “Shares”) at an exercise price of US$[insert option price] per Share, pursuant to and subject to the terms and conditions set forth in the Company’s Incentive Stock Plan of 2018 (the “Plan”) and to the terms and conditions set forth in this Stock Option Award Agreement, including the Appendix (the Stock Option Award Agreement and the Appendix are referred to, collectively, as the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Award Agreement.
1.Vesting and Exercisability. Participant’s right to purchase Shares subject to the Option shall vest in three equal installments on each of the first three anniversaries of the Grant Date, subject to Participant’s continued employment with the Company or an Affiliate on each such anniversary. Subject to the provisions below, the term of the Option shall be 10 years from the Grant Date. Participant’s rights with respect to the Option after termination of Participant’s employment shall be as set forth below:
(a)If Participant’s employment terminates by reason of voluntary resignation or a performance based termination, (including, but not limited to, poor performance or fit with the Company and/or an Affiliate or behavior or results that are incompatible with continued employment), Participant’s right to exercise vested Options will expire 90 days following termination of active employment and all unvested Options shall be cancelled as of the date of termination of active employment.
(b)    If Participant’s employment terminates involuntarily by reason of a group termination (including, but not limited to, terminations resulting from sale of a business or division, outsourcing of an entire function, reduction in workforce or closing of a facility) (a “Group Termination Event”), any unvested Options that would have vested within 12 months following the termination of Participant’s active employment shall become fully vested, all other unvested Options shall be cancelled as of the date of termination of active employment and all vested Options shall remain exercisable for 3 years following termination of active employment. In the event Participant’s employer ceases to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, this will not constitute a Group Termination Event.
(c)    If Participant’s employment terminates involuntarily by reason of job elimination, substantial change in the nature of Participant’s position or job relocation, Participant shall have 1 year from the date of termination of active employment to exercise vested Options and all unvested Options will be cancelled as of the date of termination of active employment.
(d)    If Participant’s employment terminates due to Disability, all unvested Options shall vest as of the date of such termination of employment and vested Options shall remain exercisable for 3 years following termination of employment.
(e)    Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates after attainment of age 55 with at least 5 years of service with the Company and any Affiliate (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.

(f)    Notwithstanding the provisions of Section 1(e) above, if Participant’s employment terminates due to death, all unvested Options shall vest as of the date of such termination of employment and vested Options shall remain exercisable for 3 years following termination of employment.
(g)    Notwithstanding the provisions of Section 1(a) through (e) above, if Participant’s employment is terminated due to an Involuntary Loss of Job that occurs between the Grant Date and the first anniversary of completion of a Major Restructuring, any unvested Options shall become fully vested as of the date of such termination of employment and all vested Options shall remain exercisable for 3 years from the date of such termination of employment; however, if Participant has attained age 55 with at least 5 years of service as of such date, all vested Options shall remain exercisable for 5 years from the date of such termination of employment.
(h)    In the event Participant’s employment is terminated for (i) for any reason or in any circumstances other than those specified in Section 1(a) through (g) above or (ii) for cause, all Options, whether vested or unvested, shall be cancelled immediately upon termination of active employment. For purposes of this Section 1(h), “cause” shall mean (i) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (ii) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any foreign jurisdiction); or (iii) any material violation of the Company’s code of conduct, as in effect from time to time.
(i)    In no event shall any portion of the Options be exercisable more than 10 years after the Grant Date.
2.    Definitions.
(a)    Cause, for purposes of Section 2(c) below, shall mean (i) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (ii) substantial failure or refusal by Participant to perform his or her employment duties, which failure or refusal continues for a period of 10 days following delivery of written notice of such failure or refusal to Participant by the Company or an Affiliate; (iii) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any foreign jurisdiction); or (iv) any material violation of the Company’s code of conduct, as in effect from time to time.
(b)    Good Reason shall mean (i) a substantial diminution in Participant’s job responsibilities or a material adverse change in Participant’s title or status (however, performing the same job for a smaller organization following a Major Restructuring shall not constitute Good Reason); (ii) a reduction of Participant’s base salary or target bonus (however, a reduction of Participant’s base salary or target bonus shall not constitute Good Reason if there is a broad-based reduction in the base salary or target bonus applicable to employees in the Company or an Affiliate) or the failure to pay Participant’s base salary or bonus when due or the failure to maintain on behalf of Participant (and his or her dependents) benefits which are at least comparable in the aggregate to those in effect prior to the completion of the Major Restructuring; or (iii) the relocation of the principal place of Participant’s employment by more than 35 miles from Participant’s principal place of employment immediately prior to the completion of the Major Restructuring; however, any of the events described in clauses (i)‑(iii) above shall constitute Good Reason only if the Company (or an Affiliate, if applicable) fails to cure such event within 30 days after receipt from Participant of written notice of the event which constitutes Good Reason; and such Participant shall cease to have a right to terminate due to Good Reason on the 90th day following the later of the occurrence of the event or Participant’s knowledge thereof, unless Participant has given the Company written notice thereof prior to such date.

(c)    Involuntary Loss of Job shall mean, with respect to any Participant, the termination of such Participant’s employment with the Company or an Affiliate (i) by the Company or an Affiliate without Cause, or (ii) by Participant with Good Reason, unless, with respect to both (i) and (ii), the Company can reasonably demonstrate that such occurrence is not substantially related to, or as a result of, a Major Restructuring. In no event shall Participant’s employer ceasing to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, on its own, constitute an Involuntary Loss of Job.
(d)    Major Restructuring shall mean a reorganization, recapitalization, extraordinary stock dividend, merger, sale, spin-off or other similar transaction or series of transactions which, individually or in the aggregate, has the effect of resulting in the elimination of all, or the majority of, any one or more of the Company’s two business segments (i.e., Climate and Industrial), so long as such transaction or transactions do not constitute a Change in Control.
(e)    For purposes of this Award Agreement, the term “Affiliate” shall include any entity that was an Affiliate as of the Grant Date if such entity has ceased to be an Affiliate as a result of a Major Restructuring unless otherwise specified herein.
3.    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax‑Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(ii)
withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent);

(iii)	requiring Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items; and/or

(iv)	withholding in Shares to be issued upon exercise of the Option;
provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) will determine the method of withholding from alternatives (i) – (iv) above and, if the Committee does not exercise its discretion prior to the applicable withholding event, then Participant will be entitled to elect the method of withholding from alternatives (i) – (iv) above.
Depending on the withholding method, the Company may withhold for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. The Company may refuse to honor the exercise of the Option or refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
4.    Recoupment Provision.     In the event that Participant commits fraud or engages in intentional misconduct that results in a need for the Company to restate its financial statements, then the Committee may direct the Company to (i) cancel any outstanding portion of the Option and (ii) recover all or a portion of the financial gain realized by Participant through exercise of the Option. Participant shall also be subject to the provisions of Section 19 of the Plan regarding recoupment of compensation payable under the Option.
5.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
6.    Choice of Law and Venue. The Option grant and the provisions of this Award Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to such state’s conflict of laws or provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of North Carolina and agree that such litigation shall be conducted in the courts of Mecklenburg County, North Carolina, or the federal courts for the United States for the Western District of North Carolina, where this grant is made and/or to be performed.
7.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
8.    Country-Specific Provisions. The Option and any Shares subject to the Option shall be subject to any special terms and conditions for Participant’s country set forth in the Appendix. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.
9.    Imposition of Other Requirements. This grant is subject to, and limited by, all applicable laws and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

10.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participant in the Plan.
11.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
12.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for ensuring his or her compliance with any applicable restrictions and should speak to his or her personal legal advisor on this matter.
13.    Foreign Asset/Account Reporting; Exchange Controls. Participant acknowledges that, depending on his or her country, Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the exercise of the Option, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.
14.    Acknowledgement & Acceptance within 120 Days. This grant is subject to acceptance, within 120 days of the Grant Date, by electronic acceptance through the website of UBS, the Company’s stock option administrator. Failure to accept the Option within 120 days of the Grant Date may result in cancellation of the Option.
Signed for and on behalf of the Company:

__________________________________
Michael W. Lamach
Chairman and CEO
Ingersoll-Rand plc

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

APPENDIX

INGERSOLL-RAND PLC
INCENTIVE STOCK PLAN OF 2018
GLOBAL STOCK OPTION AWARD AGREEMENT
COUNTRY-SPECIFIC PROVISIONS

This Appendix includes special terms and conditions applicable to Participant if Participant resides and/or works in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Stock Option Award Agreement. Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix.
This Appendix also includes information relating to exchange control, foreign asset and/or account reporting and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of April 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or the Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to Participant’s particular situation. The Company is not in a position to assure Participant of any particular result. Accordingly, Participant should to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers employment or residency to another country after the Option is granted, the information contained herein may not be applicable to Participant. The Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

PROVISIONS APPLICABLE TO ALL NON-U.S. COUNTRIES
1.    Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended, altered or discontinued by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(f)    the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)    unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of an Affiliate
(h)    the Option grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Affiliate and will not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any);
(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; if the Shares subject to the Option do not increase in value, the Option will have no value; if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the exercise price;
(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) or from cancellation of the Option or recoupment of any financial gain resulting from exercise of the Option as described in Section 4 of the Stock Option Award Agreement;
(k)    in the event of termination of Participant’s employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s right to receive or vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing services, or will be measured with reference to such date in the case of a Group Termination Event, or other termination described in Section 1(c) of the Stock Option Award Agreement, Involuntary Loss of Job, Retirement or termination due to death or Disability, and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); furthermore, in the event of termination of Participant’s employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s right to exercise the Option after termination of employment, if any, will be measured with reference to the date that Participant is no longer actively providing services and will not be extended by any notice period; the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option grant (including whether Participant may still be considered to be providing services while on an approved leave of absence);

(l)    unless otherwise provided in the Plan or by the Company, in its discretion, the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(m)    neither the Company, nor the Employer nor any Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
2.    Data Privacy.
(a)    Participant is hereby notified of the collection, use and transfer, as described in this Award Agreement, in electronic or other form, of his or her Personal Data (defined below) by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive and legitimate purpose of implementing, administering and managing Participant’s participation in the Plan.
(b)    Participant understands that the Company and the Employer hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan.
(c)    Participant understands that providing the Company with this Personal Data is necessary for the performance of this Award Agreement and that Participant’s refusal to provide the Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. Participant’s Personal Data shall be accessible within the Company only by the persons specifically charged with Personal Data processing operations and by the persons that need to access the Personal Data because of their duties and position in relation to the performance of this Award Agreement.
(d)    The Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may, at any time and without cost, contact Michelle Trumpower, Global Data Protection and Privacy Officer to enforce his or her rights under the data protection laws in Participant’s country, which may include the right to (i) request access or copies of Personal Data subject to processing; (ii) request rectification of incorrect Personal Data; (iii) request deletion of Personal Data; (iv) request restriction on processing of Personal Data; (v) request portability of Personal Data; (vi) lodge complaints with competent authorities in Participant’s country; and/or (vii) request a list with the names and addresses of any potential recipients of Personal Data.
(e)    The Company provides appropriate safeguards for protecting Personal Data that it receives in the U.S. through its adherence to the EU - U.S. Privacy Shield Framework (“Privacy Shield”). The Privacy Shield Privacy Statement is available at https://company.ingersollrand.com/privacy-policy.html. Further, information about the Privacy Shield is on the U.S. Department of Commerce’s website, including the list of participating companies at http://www.privacyshield.gov/list. Participant understands that the Company will transfer Personal Data to UBS and/or such other third parties as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan and may transfer the Personal Data to certain other third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon exercise of the Option.
(f)    Participant understands that these recipients, which may receive, use, retain and transfer Personal Data, may be located in Participant’s country or elsewhere, including outside the European Economic Area (e.g., the United States), and that the recipient’s country may have different data privacy laws and protections than Participant’s country. When transferring Personal Data to these recipients, the Company provides appropriate safeguards in accordance with the Privacy Shield, as discussed above. Participant may request a copy of these safeguards by contacting Michelle Trumpower, Global Data Protection and Privacy Officer.
(g)    Finally, the processing activity is necessary for the legitimate purposes of providing the Plan to Participant. Participant may choose to opt out of allowing the Company to share his or her Personal Data with the stock plan service provider and others as described above, although execution of such choice may mean the Company cannot grant awards under the Plan to Participant. For questions about this choice or to make this choice, Participant should contact Michelle Trumpower, Global Data Protection and Privacy Officer.
Further, by clicking the “Accept” or similar button implemented into the relevant web page or platform, Participant consents to the sharing and transfer of Participant’s Personal Data to UBS for the purposes of Participant’s participation in the Plan. This includes the transfer of Participant’s personal data to the U.S. and other jurisdictions that may not have an equivalent level of data protection as Participant’s home jurisdiction. Participant understands that he or she may withdraw consent for future transfers at any time by contacting Michelle Trumpower, Global Data Protection and Privacy Officer.
3.    Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
ARGENTINA
Type of Offering. Neither the Option nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. If Participant transfers proceeds from the sale of Shares or any cash dividends paid with respect to such Shares into Argentina, Participant may be required to deposit a portion of the funds into a non-interest bearing account in Argentina for 365 days unless certain conditions are met. The Argentine bank handling the transaction may request certain documentation in connection with Participant’s request to transfer proceeds into Argentina, including evidence of the sale or the dividend payment and proof that Participant acquired the Shares in compliance with Argentine exchange control regulations.
The Company reserves the right to further restrict the exercise of the Option or to amend or cancel the Option at any time in order to comply with applicable exchange control laws in Argentina. Participant is responsible for complying with exchange control laws in Argentina and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, Participant should consult with his or her personal legal advisor before accepting the Option and before exercising the Option and/or selling any Shares acquired upon exercise of the Option to ensure compliance with current regulations.

Foreign Asset / Account Reporting Information. Participant must report holdings of any equity interest in a foreign company (e.g., Shares acquired under the Plan) on his or her annual tax return each year.

AUSTRALIA
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Securities Law Information. If Participant acquires Shares under the Plan and subsequently offers the Shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law and Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

BELGIUM
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Acknowledgement and Acceptance within 120 Days. This provision supplements Section 14 of the Stock Option Award Agreement:
In addition to accepting the Option electronically through the website of UBS, the Company’s stock option administrator, Participant must sign and return the attached form regarding the acceptance of the Option.
Foreign Asset / Account Reporting Information. Participant is required to report any bank or brokerage accounts held outside of Belgium in his or her annual tax return. In a separate report, Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

2018 Stock Option Toekenning

Toekenningsdatum:    [ ]Februari, 2019
Aanvaardingslimiet:    [ ] April, 2019
Annuleringsdatum:     [ ] Juni, 2019
1e uitoefendatum:    1 Januari, 2023

Gelieve één optie aan te tikken:
1.        AANVAARDING VAN AANDELENOPTIES BINNEN 60 DAGEN

Ik aanvaard de toekenning van de aandelenopties (“stock options”) die me werden aangeboden op de toekenningsdatum.
Ik begrijp en aanvaard dat ik - door het tekenen van dit formulier en het binnen 60 dagen na toekenning, ttz vóór of op de aanvaardingslimiet, aan HR Services Belgium (hrservicesbelgium@irco.com) te doen toekomen - Belgische loonbelasting(*) zal betalen op 23% van de waarde van de onderliggende aandelen op de datum van toekenning.

OF:

2.        AANVAARDING VAN AANDELENOPTIES BINNEN 60 DAGEN MET VERBINTENIS

Ik aanvaard de toekenning van de aandelenopties (“stock options”) die me werden aangeboden op de toekenningsdatum.
Ik begrijp en aanvaard dat ik - door het tekenen van dit formulier en het binnen 60 dagen na toekenning, ttz vóór of op de aanvaardingslimiet, aan HR Services Belgium (hrservicesbelgium@irco.com) te doen toekomen - Belgische loonbelasting(*) zal betalen met betrekking tot de aandelenopties op de datum van toekenning.
Verder bevestig ik hierbij dat ik de aandelenopties niet zal uitoefenen vóór de 1e uitoefendatum noch de aandelenopties zal overdragen. Deze toezegging wordt gedaan, verwijzend naar artikel 43 van de wet van 26 Maart 1999, met het oog op het toepassen van een verminderde belastbare waarde van 11.5% van de waarde van de onderliggende aandelen op het moment van toekenning.

OF:

3.        AANVAARDING VAN AANDELENOPTIES BINNEN 61 - 120 DAGEN

Ik bevestig een toekenning te hebben ontvangen van aandelenopties (“stock options”) die me werden aangeboden op de toekenningsdatum .
Ik werd ervan op de hoogte gesteld dat indien ik de aanvaardingsbrief zou ondertekenen vóór of op de aanvaardingslimiet, ik met betrekking tot de aandelenopties belast zou worden op het moment van de toekenning en dit op basis van 23% of 11.5% van de waarde van de onderliggende aandelen, afhankelijk van mijn niet dan wel akkoord gaan om de aandelenopties niet uit te kunnen uitoefenen vóór de 1e uitoefendatum en mijn niet dan wel akkoord gaan om de aandelenopties niet te kunnen overdragen. Ik begrijp dat zelfs indien ik niet akkoord ga om de aandelenopties niet over te dragen overeenkomstig dit document, de aandelenopties onderworpen zjin aan enige andere overdrachtsbeperking uiteengezet in het Ingersoll-Rand plc Incentive Stock Plan van 2018.
Ik begrijp en aanvaard dat - door het tekenen van dit formulier en het aan HR Services Belgium (hrservicesbelgium@irco.com) te doen toekomen na de aanvaardingslimiet - het toegekende voordeel niet op het moment van toekenning belastbaar is, maar, krachtens de op het moment van toekenning in voege zijnde praktijk van de Belgische belastingautoriteiten, belastbaar wordt op het moment van uitoefening van de aandelenopties.(*) Het belastbaar voordeel zal berekend worden op basis van het verschil tussen de “Fair Market Value” van de aandelen op het moment van uitoefening en de uitoefenprijs.
Ik begrijp en aanvaard dat indien ik dit formulier niet onderteken en terugbezorg aan HR Services Belgium vóór de Annuleringsdatum, de toekenning van aandelenopties kan worden geannuleerd.

Naam:

Handtekening:

Datum:

(*) In alle drie gevallen zal het belastbaar voordeel worden belast aan uw marginale belastingvoet. De Vennootschap is van mening dat, onder de huidige wetgeving, feiten en omstandigheden, dit voordeel – op datum van dit schrijven - niet onderworpen is aan Belgische sociale zekerheidsbijdragen.

De Vennootschap geeft géén belasting advies. U bent verantwoordelijk om zonodig onafhankelijk belasting advies in te winnen.

2018 Stock Option Award

Award Date:        February [ ], 2019
Acceptance Limit:    April [ ], 2019
Cancellation Date:     June [ ], 2019
1st Exercise Date:    January 1, 2023

Please tick ONE option
1.        ACCEPTANCE OF STOCK OPTIONS WITHIN 60 DAYS
I accept the award of Stock Options offered to me on the Award Date.
I understand and accept that - as a result of signing this letter within 60 days of the Award Date, i.e., on or before the Acceptance Limit, and returning it to HR Services Belgium (hrservicesbelgium@irco.com) - I will be subject to Belgian income tax(*) on 23% of the value of the Shares underlying my award at the time of grant.
OR
2.        ACCEPTANCE OF STOCK OPTIONS WITHIN 60 DAYS WITH UNDERTAKING
I accept the award of Stock Options offered to me on the Award Date.
I understand and accept that - as a result of signing this letter within 60 days of the Award Date, i.e., on or before the Acceptance Limit, and returning it to HR Services Belgium (hrservicesbelgium@irco.com) - I will be subject to Belgian income tax(*) with respect to the Stock Options at the time of grant.
I hereby confirm that I shall not exercise the Stock Options before the 1st Exercise Date nor transfer the Stock Options. This undertaking is made pursuant to article 43 of the Law of March 26, 1999, with a view to obtaining the reduced lump sum valuation percentage of 11.5% of the value of the Shares underlying my award at the time of grant.
OR
3.        ACCEPTANCE OF STOCK OPTIONS WITHIN 61 - 120 DAYS
I confirm I have received an award of Stock Options offered to me on the Award Date.
I have been informed that my signature of acceptance on or before the Acceptance Limit causes the award to be taxed at the time of grant, based on the 23% or 11.5% valuation depending on whether or not I agree that I will not exercise the Stock Options before the 1st Exercise Date and whether or not I agree that I will not transfer the Stock Options. I understand that even if I do not agree that I will not transfer the Stock Options pursuant to this document, the Stock Options are subject to any other restriction on transfer set forth in the Ingersoll-Rand plc Incentive Stock Plan of 2018.
I understand and accept that, as a result of signing this letter and returning it to HR Services Belgium (hrservicesbelgium@irco.com) after the Acceptance Limit, my award will not be taxed at grant. In this case, the current practice of the Belgian tax authorities is to tax the Stock Options at exercise.(*) The taxable amount will be based on the difference between the fair market value of the Shares at the time of exercise and the exercise price.

I understand and accept that if I do not sign and return this letter to HR Services Belgium prior to the Cancellation Date, the award of Stock Options may be cancelled.

(*) In all three cases, the taxable benefit will be taxed at your marginal rate of income tax. The Company is of the opinion that, under the current legislation, facts and circumstances, this benefit is, at the time of this document, not subject to Belgian social security contributions.
The Company does not provide tax advice. You are responsible for seeking your own tax advice as appropriate.

BRAZIL
Nature of Grant. This provision supplements the above “Nature of Grant” provision of the Appendix:

By accepting the Option, Participant agrees that (i) he or she is making an investment decision, (ii) Participant will be entitled to exercise the Option only if the vesting conditions are met and any necessary services are rendered by Participant between the Grant Date and the applicable Vesting Date, and (iii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to Participant.

Compliance with Law. By accepting the Option, Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the Option, the receipt of any dividends and the sale of Shares acquired under the Plan.

Exchange Control Information. If Participant is a resident or domiciled in Brazil, he or she may be required to submit a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil, depending on the aggregate value of such assets and rights. If the aggregate value of such assets and rights is US$100,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly. Assets and rights that must be reported include Shares.

CANADA
Form of Payment for Options. Due to legal restrictions in Canada, Participant may not pay the exercise price or Tax-Related Items by surrendering Shares that he or she already owns or by attesting to the ownership of Shares.

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through UBS or such other broker designated under the Plan, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Company’s ordinary shares are currently traded on the New York Stock Exchange which is located outside of Canada, under the ticker symbol “IR” and Shares acquired under the Plan may be sold through this exchange.

Foreign Asset / Account Reporting Information. Foreign specified property, including Shares and rights to Shares (e.g., Options), held by a Canadian resident must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign specified property exceeds C$100,000 at any time during the year. If applicable, Form T1135 is due by April 30th of the following year. Options must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because of other foreign specified property held by the resident. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are owned, this ACB may have to be averaged with the ACB of the other Shares. Participant is responsible for ensuring his or her compliance with any applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

The following provisions will apply to Participant if he or she is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Award Agreement»), ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. This provision supplements the above “Data Privacy” provision of the Appendix:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, its Affiliates and UBS (or any other stock plan service provider that may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and its Affiliates to record such information and to keep such information in Participant’s employee file.

CHILE
Securities Law Information. The offer of Options constitutes a private offering in Chile effective as of the Grant Date. The offer of Options is made subject to ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). This offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and therefore such securities are not subject to its oversight. Given that these securities are not registered in Chile, there is no obligation from the issuer to provide public information on them in Chile. These securities cannot be subject to public offering in Chile while they are not registered at the corresponding securities registry in Chile.

Información bajo la Ley de Mercado de Valores. Esta oferta de las Opciónes constituye una oferta privada en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Opciónes se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta.  Por tratarse de valores no inscritos en Chile, no existe la obligación por parte del emisor de entregar en Chile información pública respecto de los mismos.  Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Information. If Participant remits funds in excess of US$10,000 out of Chile to pay the exercise price of the Option, the funds must be transferred through the Formal Exchange Market (“FEM”) (i.e., a commercial bank or registered foreign exchange office). In addition, exchange control reporting requirements will apply if the value of any Shares acquired without the remittance of funds out of Chile exceeds US$10,000.  This requirement applies in the case of the exercise of the Option without the remittance of funds out of Chile. Moreover, additional reporting requirements will apply if Participant’s aggregate investments abroad exceed US$5,000,000 at any time in a calendar year.  Finally, if Participant repatriates funds related to the Plan (e.g., sale proceeds, dividends) to Chile and the amount of such funds exceeds $10,000, or if Participant repatriates sale proceeds from Shares that were purchased with funds that were required to be transferred out of Chile through the FEM, such repatriation must be effected through the FEM.
Foreign Asset / Account Reporting Information. Participant will also be required to provide certain information to the Chilean Internal Revenue Service (“CIRS”) regarding the results of investments held abroad and the taxes paid abroad. The sworn statements disclosing this information must be submitted electronically through the CIRS website, www.sii/cl, using Form 1929, which is due on June 30 each year.

Exchange control and tax reporting requirements in Chile are subject to change. Participant is responsible for ensuring his or her compliance with any applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

CHINA
Form of Payment for Options. To facilitate compliance with any applicable laws or regulations in China, Participant will be required to pay the exercise price through the delivery of irrevocable instructions to a broker to sell all of the Shares obtained upon exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. The remaining proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant in accordance with any applicable exchange control laws and regulations. The Company reserves the right to allow additional forms of payment depending on the development of local law.

Exchange Control Restrictions. Participant understands and agrees that, if he or she is a PRC national and subject to exchange control restrictions in China, he or she will be required to immediately repatriate the proceeds of the sale of Shares to China. Participant further understands that the repatriation of such funds may need to be effected through a special exchange control account established by the Company or an Affiliate and he or she hereby consents and agrees that such funds may be transferred to such special account prior to being delivered to Participant’s personal account. Participant also understands that the Company will deliver any sale proceeds to Participant as soon as practicable, but that there may be delays in distributing the funds due to exchange control requirements in China. Proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and/or (ii) the net proceeds are converted to local currency and distributed to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Exchange Control Information. PRC residents are required to report to the State Administration of Foreign Exchange details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, Participant may be subject to reporting obligations for the Options and Plan-related transactions. Participant should consult his or her personal legal advisor for further information about this requirement.

COLOMBIA

Nature of Grant. This provision supplements the above “Nature of Grant” provision of the Appendix:

Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the Option and related benefits does not constitute a component of Participant’s “salary” for any legal purpose. Therefore, the Option and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Plan, the Award Agreement or any other document evidencing the grant of the Option shall be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Participant is responsible for complying with any and all Colombian foreign exchange requirements in connection with the Option, any Shares acquired and funds remitted out of or into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. If applicable, Participant must determine whether Participant will treat his or her investments (e.g., Shares) as a (a) permanent investment or (b) a financial / temporary investment, as follows:

a.
Permanent investment: If Participant determines that his or her investment will be permanent (i.e., because Participant wishes to remain a shareholder), Participant will be required to register Participant’s investment with the Central Bank, regardless of the value of the investment. For this purpose, Participant must file the Central Bank’s Form No. 11.

b.
Financial / temporary investment: If Participant determines that his or her investment will be temporary (and therefore considered a “financial investment” under applicable regulations), Participant will be required to register his or her investment with the Central Bank only if the aggregate value of the investment (as of December 31 for each year) is equal to or greater than US$500,000. In such case, Participant must also file the Central Bank’s Form No. 11. However, if Participant immediately sells the Shares acquired upon exercise of the Option (i.e., exercises through a cashless sell-all method of exercise), then no registration is required because no funds are remitted from Colombia and no Shares are held abroad.

Colombian law does not provide specific criteria to differentiate between treatment as a permanent investment or financial / temporary investment. If funds are repatriated to Colombia and Participant has not registered the investment with the Central Bank, Participant must file Form No. 5 with the Central Bank upon conversion of funds into local currency. If the investment was previously registered with the Central Bank, then Participant must file Form No. 4 with the Central Bank upon conversion of funds into local currency. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset / Account Reporting Information. Participant may be required to file an annual information return detailing any assets held abroad to the Colombian Tax Office. If the individual value of these assets exceeds a certain threshold (currently 3,580 UVT or approximately COP 114,055,000), Participant must identify and characterize each asset, specify the jurisdiction in which it is located and provide its value.

CZECH REPUBLIC
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Exchange Control Information. Upon request of the Czech National Bank (the “CNB”), Participant may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (Shares and proceeds from the sale of Shares may be included in this reporting requirement).

FINLAND
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.

FRANCE
Award Not Tax-Qualified. The Award is not intended to be French tax-qualified.

Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Consent to Receive Information in English. In accepting the Award, Participant confirms having read and understood the documents relating to the Award (the Plan and the Award Agreement), which were provided in English. Participant accepts the terms of these documents accordingly.

En acceptant cette Attribution, le Participant confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et le Contrat d’Attribution), qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.

Foreign Asset / Account Reporting Information. Participant is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.
GERMANY
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Exchange Control Information. Participant must report any cross-border payments in excess of €12,500 to the German Federal Bank (Bundesbank). The report must be filed electronically and the form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de). Participant is responsible for complying with applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

GREECE
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Exchange Control Information. If Participant pays the exercise price of the Option with funds held in Greece, Participant may need to complete an application form in order to remit such funds out of Greece. The form will be provided to Participant by the foreign exchange bank handling the transaction.
HONG KONG
Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Securities Law Information. WARNING: The Award and the Shares issued upon exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The Award Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant has any questions about any of the contents of the Award Agreement or the Plan, he or she should obtain independent professional advice.

HUNGARY
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.

INDIA
Form of Payment for Options. Due to legal restrictions in India, Participant will not be permitted to pay the exercise price through the delivery of irrevocable instructions to a broker to sell some of the Shares obtained upon exercise of the Option and to deliver to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. Participant may, however, pay the exercise price through the delivery of irrevocable instructions to a broker to sell all of the Shares obtained upon exercise of the Option and to deliver to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. Participant may also pay the exercise price in cash or its equivalent. The Company reserves the right to allow additional forms of payment depending on the development of local law.

Exchange Control Information. Any proceeds from the sale of Shares acquired under the Plan must be repatriated to India within ninety (90) days of receipt, and any dividends received in relation to the Shares must be repatriated to India within one hundred and eighty (180) days of receipt , or within such other period of time as may be required under applicable regulations. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset / Account Reporting Information. Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan and, possibly, Options) in Participant’s annual tax return.

INDONESIA
Exchange Control Information.  If Participant remits funds out of or into Indonesia (e.g., funds to pay the exercise price of the Option, proceeds from the sale of Shares, cash dividends), the Indonesian bank through which the transaction is made will submit a report of the transaction to Bank Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction (e.g., the relationship between Participant and the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report.

In addition, Participant must provide Bank Indonesia with information on foreign exchange activities (e.g., remittance of funds into or out of Indonesia) via a monthly report submitted online through Bank Indonesia’s website. The report is due by the 15th of the month following the month in which the activity occurred.

IRELAND
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.

Director Notification Requirement. If Participant is a director, shadow director or secretary of the Company or an Irish Affiliate and has a 1% or more shareholding interest in the Company, he or she must notify the Company or the Irish Affiliate, as applicable, in writing when he or she receives or disposes of an interest in the Company (e.g., Options, Shares, etc.), when he or she becomes aware of the event giving rise to the notification requirement, or when he or she becomes a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

ITALY
Form of Payment for Options. Due to legal restrictions in Italy, Participant will be required to pay the exercise price through the delivery of irrevocable instructions to a broker to sell all of the Shares obtained upon exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. The remaining proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant. The Company reserves the right to allow additional forms of payment depending on the development of local law.

Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Data Privacy. This provision replaces the above “Data Privacy” provision of the Appendix:

Participant understands that the Employer, the Company and any Affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, email address, home address and telephone number, date of birth, passport number, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Awards, or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”) and will process such Data for the exclusive purpose of implementing, managing and administering the Plan and in compliance with applicable laws and regulations.

Participant also understands that providing the Company with Data is mandatory for compliance with local law and necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Ingersoll-Rand plc, with registered offices at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland.

Participant understands that Data will not be publicized, but it may be accessible by the Employer and its internal and external personnel in charge of processing of such Data and by the data processor (the “Processor”), if any. An updated list of Processors and other transferees of Data is available upon request from the Employer. Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Participant further understands that the Company and/or any Affiliate will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and/or any Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired at exercise of the Option. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, in accordance with local law and may be located in or outside the European Economic Area in countries such as in the United States that might not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Participant should contact the Employer in this regard.

Furthermore, Participant is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s human resources department.

Foreign Asset / Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including Options, cash, Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. Participant is responsible for complying with applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

JAPAN
Exchange Control Information. If the payment amount to purchase Shares in one transaction exceeds ¥30,000,000, Participant must file a Payment Report with the Ministry of Finance (the “MOF”) (through the Bank of Japan or the bank through which the payment was effected). If the payment amount to purchase Shares in one transaction exceeds ¥100,000,000, Participant must file a Securities Acquisition Report, in addition to a Payment Report, with the MOF (through the Bank of Japan).

Foreign Asset / Account Reporting Information. Participant will be required to report details of any assets held outside of Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether the requirement extends to any outstanding Options, Shares and/or cash acquired under the Plan.

KOREA
Exchange Control Information. If Participant remits funds out of Korea to pay the exercise price of the Option, the remittance of funds must be confirmed by a foreign exchange bank in Korea. Participant should submit the following supporting documents evidencing the nature of the remittance to the bank together with the confirmation application: (i) the Award Agreement; (ii) the Plan; and (iii) his or her certificate of employment. This confirmation is not necessary if Participant pays the exercise price through the delivery of irrevocable instructions to a broker to sell Shares obtained upon exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased, because in this case there is no remittance of funds out of Korea.

Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., brokerage accounts, bank accounts) to the Korean tax authority and file a report with respect to such accounts if the value of the assets in such accounts exceeds KRW 1,000,000,000 (or the equivalent amount in a foreign currency) on any month-end date during the calendar year. Participant is responsible for complying with applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

MEXICO
Labor Law Policy and Acknowledgment. In accepting the Option, Participant expressly recognizes that Ingersoll-Rand plc, with registered offices at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is a Mexican Subsidiary or Affiliate of the Company (“Ingersoll-Rand-Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and Ingersoll-Rand-Mexico, and do not form part of the employment conditions and/or benefits provided by Ingersoll-Rand-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Política de la Ley Laboral y Reconocimiento. Aceptando este Premio (Option), el Participante reconoce expresamente que Ingersoll-Rand plc, con oficinas registradas ubicadas en 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de Acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del participante es una Subsidiaria o Afiliada Mexicana de la Compañía (“Ingersoll-Rand-México”). Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante e Ingersoll-Rand-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Ingersoll-Rand-México, y cualquier modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o desmejora de los términos y condiciones de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.
Finalmente el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra dela Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus Afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir.

THE NETHERLANDS
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
POLAND
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Exchange Control Information. Polish residents are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances related to Options and Shares if the total value of such assets (calculated individually or together with other assets/liabilities possessed abroad) exceeds PLN 7,000,000. If Participant transfers funds in excess of a specified threshold (currently €15,000, or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland in connection with the purchase or sale of Shares acquired under the Plan, the funds must be transferred via a bank account. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. If Participant holds Shares acquired under the Plan and/or keeps a bank account abroad, Participant will have reporting duties to the National Bank of Poland. Participant should consult with his or her personal legal advisor to determine what he or she must do to fulfill any applicable reporting duties.

PUERTO RICO
There are no country-specific provisions.

RUSSIA
Securities Law Information. This Award Agreement, the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Any issuance of Shares under the Plan has not and will not be registered in Russia and, therefore, the Shares described in any Plan-related documents may not be offered or placed in public circulation in Russia. In no event will Shares issued under the Plan be delivered to Participant in Russia. Any Shares acquired under the Plan will be maintained on Participant's behalf outside of Russia. Moreover, Participant will not be permitted to sell or otherwise alienate any Shares directly to other Russian legal entities or individuals.
Exchange Control Information. Participant is required to repatriate certain cash amounts received with respect to the Award to Russia as soon as Participant intends to use the amounts for any purpose, including reinvestment. Such funds must initially be credited to Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

As an express statutory exception to the above-mentioned repatriation rule, cash dividends paid on the Shares can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD (Organization for Economic Co-operation and Development) or FATF (Financial Action Task Force) country (which includes the United States). In addition, cash proceeds from the sale of shares traded on one of the foreign stock exchanges on the list provided for by the Russian Federal law “On the Securities Market” (which currently includes the New York Stock Exchange) can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD or FATF country. Other statutory exceptions may apply and Participant should consult his or her personal legal advisor in this regard.
Foreign Asset/Account Reporting Information. Participant will be required to notify the Russian tax authorities within one month of opening, closing or changing any account details of a foreign bank account. Participant is also required to report (i) the beginning and ending balances in such foreign bank account each year and (ii) transactions related to such foreign account during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities can require any supporting documents related to the transactions in Participant’s foreign bank account. Participant should consult his or her personal tax advisor to ensure compliance with applicable requirements.

SINGAPORE
Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Award is subject to section 257 of the SFA and Participant should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer in is made (i) six months or more after the Grant Date or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Shares are currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “IR” and Shares acquired under the Plan may be sold through this exchange.

Chief Executive Officer and Director Notification Requirement. If Participant is a director, (including an alternate, substitute, or shadow director) or the chief executive officer (“CEO”) of a Singapore Affiliate, he or she is subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Affiliate in writing when Participant receives or disposes of an interest (e.g., Options, Shares) in the Company or an Affiliate. These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Affiliate or within two (2) business days of becoming a director or the CEO if such an interest exists at that time.

SPAIN
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Nature of Grant. This provision supplements Section 1 of the Stock Option Award Agreement and the above “Nature of Grant” provision of the Appendix:

In accepting the Award, Participant consents to participate in the Plan and acknowledges having received and read a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant awards under the Plan to individuals who may be employees of the Company or an Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Affiliate over and above the specific terms of the Plan and this Award Agreement. Consequently, Participant understands that the Award is granted on the assumption and condition that such Award and any Shares acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the Award would not be granted but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Option shall be null and void.

Further, Participant understands and agrees that, as a condition of the grant of the Option, except as provided for in Section 1 of the Stock Option Award Agreement, Participant’s termination of employment for any reason (including for the reasons listed below) will automatically result in the loss of the Option to the extent the Option has not vested and become exercisable as of the date Participant is no longer actively employed. In particular, except as provided for in Section 1 of the Stock Option Award Agreement, Participant understands and agrees that (i) any unvested portion of the Option as of the date Participant’s active employment ends, and (ii) any vested portion of the Option that is not exercised within the period following the date Participant’s active employment ends set forth in Section 1 of the Stock Option Award Agreement will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Exchange Control Information. Participant must declare the acquisition, ownership and disposition of stock in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of the Shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.
Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payment of cash or Shares made by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.
Foreign Asset / Account Reporting Information. Participant is required to report assets or rights deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of Shares acquired under the Plan) if the value of such right or asset exceeds €50,000 per type of asset or right.  This obligation applies to assets and rights held as of December 31 (or at any time during the year in which the asset or right is sold or otherwise disposed of) and requires that information on such assets and rights be included in Participant’s tax return filed with the Spanish tax authorities for such year.  After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than €20,000 or if ownership of such asset or right is transferred or relinquished during the year.
Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Option. The Plan, the Award Agreement and any other documents evidencing the grant of the Option have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.

SWEDEN
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.

TAIWAN
Exchange Control Information. Participant may acquire and remit foreign currency (including funds for the purchase of Shares and proceeds from the sale of Shares) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND
Exchange Control Information. If the proceeds from the sale of Shares or any cash dividends received in relation to the Shares exceed US$50,000, Participant must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within 360 days of repatriation, Participant must convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai bank.
TURKEY
Securities Law Information. The Options are made available only to employees of the Company and its Affiliates, and the offer of participation in the Plan is a private offering. Participant is not permitted to publicly offer any Shares acquired under the Plan in Turkey unless such public offering is approved by the Turkish Capital Markets Board in accordance with Turkish laws. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “IR” and Shares acquired under the Plan may be sold through this exchange.

Exchange Control Information. Exchange control regulations require Turkish residents to conduct any activity related to investments in foreign securities through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board. Participant should consult with his or her personal legal advisor regarding this requirement.
UNITED ARAB EMIRATES
Securities Law Information. The Award Agreement, the Plan, and other incidental communication materials related to the Option are intended for distribution only to employees of the Company and its Affiliates for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If Participant does not understand the contents of the Award Agreement or the Plan, he or she should consult an authorized financial adviser.

UNITED KINGDOM (THE “U.K.”)
Vesting and Exercisability. This provision replaces Section 1(e) of the Stock Option Award Agreement:
Notwithstanding the provisions of Section 1(a) through (d) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), all unvested Options shall continue to vest according to their original vesting schedule and Participant shall have 5 years from the date of termination of active employment to exercise all vested Options.
Responsibility for Taxes. This provision supplements Section 3 of the Stock Option Award Agreement:

Without limitation to Section 3 of the Stock Option Award Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply; instead, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit.

UNITED STATES

Foreign Asset / Account Reporting Information. Under the Foreign Account Tax Compliance Act (“FATCA”), United States taxpayers who hold Shares or rights to acquire Shares (i.e., Options) may be required to report certain information related to their holdings to the extent the aggregate value of the Options/

Shares exceeds certain thresholds (depending on Participant’s filing status) with the Participant’s annual tax return. Participant should consult with his personal tax or legal advisor regarding any FATCA reporting requirements with respect to the Options or any Shares acquired under the Options.

In addition, Report of Foreign Bank and Financial Account (FBAR) requirements may also apply to Participant if Participants hold assets, such as Shares, outside the U.S.

VENEZUELA
Exchange Control Information. Exchange control restrictions may limit the ability to remit funds out of Venezuela in order to exercise the Option or remit funds into Venezuela following the receipt of the proceeds from the cashless exercise of the Option. The Company reserves the right to further restrict the exercise of the Option or to amend or cancel the Option at any time in order to comply with applicable exchange control laws in Venezuela. Participant is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, Participant should consult with his or her personal legal advisor before accepting the Option and before exercising the Option and/or selling any Shares acquired upon exercise of the Option to ensure compliance with current regulations.

Securities Law Information. Participant has met the eligibility requirements set forth in the Plan. The offering of the Option is personal, private, exclusive and non-transferable and does not qualify as a public offering under the laws of the Bolivarian Republic of Venezuela. Therefore, previous authorization of the National Superintendent of Securities is not required for the offer.